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                                                                    EXHIBIT 23-A
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                              ACCOUNTANT'S CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 1995, which appears on page F-2 in Amerac Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our reports dated November 21, 1994, and June 16, 1995 included in the Company's Current Report on Form 8-K dated November 23, 1994 and April 21, 1995, respectively. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PRICE WATERHOUSE LLP